Q4 Fiscal Year 2022 Financial Results Conference Call May 25, 2022 David J. Wilson President and Chief Executive Officer Gregory P. Rustowicz Senior Vice President – Finance & Chief Financial Officer

© 2022 COLUMBUS McKINNON CORPORATION 2 Safe Harbor Statement These slides, and the accompanying oral discussion (together, this “presentation”), contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning: future sales, earnings and plans; the success of acquisitions, achievement of cost and revenue synergies and the amount of such synergies and integration costs; the ability of the Company to achieve market success and earnings per share accretion expectations; the ability of the Company to employ the Columbus McKinnon Business System to drive profitability and to grow the business with its Blueprint for Growth 2.0 strategy, involve known and unknown risks, and are based upon current information and expectations. Actual results may differ materially from those anticipated if the information on which those estimates were based ultimately proves to be incorrect or as a result of certain risks and uncertainties that could cause our actual results to differ materially from the results expressed or implied by such statements, including the integration of recent acquisitions into the Company to achieve cost and revenue synergies, the ability of the Company and its recent acquisitions to achieve revenue expectations, global economic and business conditions including the impact of COVID-19, conditions affecting the industries served by us and our subsidiaries, conditions affecting our customers and suppliers, competitor responses to our products and services, the overall market acceptance of such products and services, facility consolidations and other restructurings, the ability to expand into new markets and geographic regions, foreign currency fluctuations, and other factors disclosed in our periodic reports filed with the Securities and Exchange Commission. Consequently, such forward-looking statements should be regarded as our current plans, estimates and beliefs. Except as required by applicable law, we do not undertake and specifically decline any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Non-GAAP Financial Measures This presentation will discuss some non-GAAP (“adjusted”) financial measures which we believe are useful in evaluating our performance. You should not consider the presentation of this additional information in isolation or as a substitute for results compared in accordance with GAAP. The non-GAAP (“adjusted”) measures are noted and reconciliations of comparable GAAP with non-GAAP measures can be found in tables included in the Supplemental Information portion of this presentation.

© 2022 COLUMBUS McKINNON CORPORATION 3 Delivered Exceptional Growth in Q4 FY22 Demonstrating success advancing the transformation into a higher growth business 36% Increase in Sales to $253 million • Better than expected revenue growth of $67.1 million in the quarter driven by strong demand in all markets • Organic revenue growth was 17%; acquisitions contributed $40.5 million in revenue • Operating income grew 69% to $24.1 million; adjusted operating income expanded 52% to $28.6 million, EBITDA margin expanded 150 bps to 15.4% • Focused on meeting customer needs while diligently addressing inflation and adapting to supply chain constraints Transformation Accelerated in Fiscal 2022 • Precision conveying platform diversified revenue into attractive, secular markets of life sciences, e-commerce and food & beverage; new platform added $144.6 million in sales for the year • Accelerated growth initiatives with a continued focus on innovation • Strong demand across all markets; increasing presence in secular growth markets • Record quarterly orders of $269.8 million; ended year with record backlog of $309.1 million Advancing Columbus McKinnon’s intelligent motion solutions transformation

© 2022 COLUMBUS McKINNON CORPORATION 4 Business Model Evolution Revenue Growth Rate EBITDA Margin CMCO FY22 With Conveying Solutions Platform Crane Solutions 46% Industrial Products 42% Engineered Products 12% Automation 13%Linear Motion 10% Lifting Solutions 61% Conveying Solutions 16% Automation 15% Lifting Solutions 73% Linear Motion 12% CMCO FY21 Recast for Growth Profile Growth strategy substantially advances underlying portfolio Underlying portfolio now serves more attractive, high growth markets

© 2022 COLUMBUS McKINNON CORPORATION 5 Quarter Sales Bridge Net Sales Record sales reflected strong demand across markets Quarter Q4 FY21 Sales $ 186.2 Acquisitions 40.5 21.7% Volume 23.3 12.5% Pricing 8.4 4.5% Foreign currency translation (5.0) (2.7)% Total change $ 67.2 36.0% Q4 FY22 Sales $ 253.4 Note: Components may not add to totals due to rounding ($ in millions) $186.2 $213.5 $223.6 $216.1 $253.4 Q4 FY21 Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22 Q4 sales up 36.0% from prior-year period due to acquisitions, strong demand and strategic pricing • U.S.: 15.9% volume and 4.7% pricing increase • Non-U.S.: 8.9% volume and 4.3% pricing increase

© 2022 COLUMBUS McKINNON CORPORATION 6 Gross Profit & Margin Quarter Gross Profit Bridge Quarter Q4 FY21 Gross Profit $ 64.1 Acquisitions 17.3 Sales volume and mix 7.6 Pricing, net of material cost inflation 3.0 Business realignment costs, net 0.3 Tariffs (0.5) Productivity, net of other cost changes (1.3) Acquisition inventory step-up expense (1.5) Acquisition amortization of backlog (1.7) Foreign currency translation (1.8) Total Change $ 21.4 Q4 FY22 Gross Profit $ 85.5 ($ in millions) $64.1 $74.1 $81.1 $75.1 $85.5 34.4% 34.7% 36.3% 34.7% 33.7% 34.6% 36.3% 36.7% 36.7% 34.8% Q4 FY21 Q1 FY22 Q2 FY22 Q3 FY 22 Q4 FY 22 Adjusted Gross Margin Sequential margin down ~190 bps largely due to rapid increases in freight and project material costs

© 2022 COLUMBUS McKINNON CORPORATION 7 RSG&A $20.8 $23.5 $24.2 $24.5 $27.1 $22.2 $30.1 $23.2 $25.1 $23.6 $3.7 $3.6 $3.8 $3.9 $4.1 $46.7 $57.2 $51.2 $53.5 $54.8 Q4 FY21 Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22 Selling G&A R&D ($ in millions) Q4 FY22 RSG&A in line with expectations • Included $1.1 million in business realignment costs YOY increase due to acquisitions and recovery in business • Incremental $7.7 million of RSG&A from acquisitions Expect RSG&A of approximately $53 to $54 million in Q1 FY23(1) • Maintaining cost discipline in inflationary environment (1)RSG&A guidance provided May 25, 2022. Excludes business realignment, integration, acquisitions and other one-time costs Note: Components may not add to totals due to rounding RSG&A as % of sales: 22.9% 24.8% 21.6%25.1% 26.8% RSG&A as a percent of sales improved to 21.6% as the business scaled

© 2022 COLUMBUS McKINNON CORPORATION 8 Operating Income Q4 FY22 operating income of $24.1 million • Adjusted operating income of $28.6 million • Increased on higher volume, acquisitions and pricing Operating margin of 9.5%; Adjusted operating margin of 11.2% • Margin expansion driven by acquisitions, operating leverage and strategic pricing • Acquisitions added 60 basis points to adjusted operating margin in quarter Run rate for amortization expense expected to be approximately $6.6 million at current FX rates Executing CMBS to address headwinds of inflation and supply chain constraints ($ in millions) Operating Income & Margin Adjusted Operating Income & Margin $18.9 $23.6 $25.5 $20.5 $28.6 10.1% 11.1% 11.4% 9.5% 11.2% Q4 FY21 Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22 $14.2 $10.7 $23.7 $15.3 $24.1 7.6% 5.0% 10.6% 7.1% 9.5% Q4 FY21 Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22

© 2022 COLUMBUS McKINNON CORPORATION 9 Earnings Per Share Adjusted EPS GAAP Diluted EPS $0.39 ($0.27) $0.53 $0.34 $0.41 Q4 FY21 Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22 $0.60 $0.69 $0.74 $0.60 $0.79 Q4 FY21 Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22 Q4 FY22 net income of $11.8 million Adj. net income of $22.7 million in the quarter • $6.6 million of amortization of intangibles • $1.1 million of business realignment costs • $3.4 million of non-cash acquisition related expense FY23 non-GAAP adjusted tax rate: 22%(1) Q1 FY23 interest expense of ~$6.2 million(1) Q1 FY23 diluted shares outstanding: ~29.0 million(1) (1)Guidance on tax rate, interest expense, and number of diluted shares outstanding provided on May 25, 2022 Driving earnings growth with strengthening business model

© 2022 COLUMBUS McKINNON CORPORATION 10 Adjusted EBITDA Margin Adjusted EBITDA margin benefits from accretive acquisitions and strong demand Adjusted EBITDA & ROIC Return on Invested Capital (ROIC)(1) 15.7% 11.9% 15.4% FY20 FY21 FY22 11.7% 6.6% 7.5% FY20 FY21 FY22 (1)ROIC is a non-GAAP measure defined as adjusted income from operations, net of taxes at a 22% normalized rate, for the trailing four quarters divided by the average of debt plus equity less cash (average capital) for the trailing five quarters. • Q4 FY22 Adjusted EBITDA margin of 15.4% up 150 basis points from prior year • 190 basis point contribution from acquisitions YTD Targeting double digit ROIC • Improved ROIC by 90 bps in FY22 with operating income growth despite incremental invested capital associated with acquisitions Executing strategy to drive profitability and returns

© 2022 COLUMBUS McKINNON CORPORATION $67.2 $97.4 $86.6 $35.8 88% 127% 229% 45% FY19 FY20 FY21 FY22 11 Free Cash Flow (2) Cash Flow • Positive cash generation in Q4 FY22 reflects cash management efforts including improved inventory turns • FY22 includes cash outflow of $14.0 million for acquisition deal costs • FY22 CapEx at lower end of expected range; FY23 CapEx expected to be approximately $25 to $30 million (1) FCF in FY22 reflects working capital increase and $14 million of acquisition deal costs Note: Components may not add to totals due to rounding ($ in millions) Three Months Ended Year Ended 3/31/22 3/31/21 3/31/22 3/31/21 Net cash provided by operating activities $25.2 $26.9 $48.9 $98.9 CapEx (3.6) (6.4) (13.1) (12.3) Free cash flow (FCF) $21.6 $20.5 $35.8 $86.6 (1)Capital expenditure guidance provided May 25, 2022. (2)See Supplemental Slides for the definition of free cash flow, free cash flow conversion reconciliation from GAAP and other disclaimers regarding non-GAAP information. Free cash flow conversion(2)

© 2022 COLUMBUS McKINNON CORPORATION 12 Capital Structure Financial flexibility • ~$198 million of liquidity Pro-forma net debt leverage ratio of ~2.7x(1) • Net debt to net total capital: 33.9% Financed Dorner acquisition with $207 million of equity and $450 million Term Loan B Financed Garvey acquisition with $75 million incremental Term Loan B Strong cash flow and solid balance sheet supports strategy in all market conditions CAPITALIZATION March 31, 2022 March 31 2021 Cash and cash equivalents $ 115.4 $ 202.1 Total debt 511.2 249.0 Total net debt 395.8 46.8 Shareholders’ equity 772.8 530.1 Total capitalization $ 1,284.0 $ 779.1 Debt/total capitalization 39.8% 32.0% Net debt/net total capitalization 33.9% 8.1% (1)Pro-forma net debt leverage ratio is defined as Net Debt / TTM Adjusted EBITDA including acquisitions ($ in millions) Note: Components may not add to totals due to rounding

© 2022 COLUMBUS McKINNON CORPORATION 13 Continued Strength in Orders Record backlog of $309.1 million Orders and Backlog • 29% year-over-year increase driven by strong demand across all markets • Avg daily order rate up 13% compared with trailing quarter • Up 10% in both short-cycle and project businesses, sequentially • Precision conveyance backlog down 13% based on project timing Demand remains strong across full breadth of end markets ($ in millions) $208.8 $249.8 $238.3 $230.5 $269.8 1.12x 1.17x 1.07x 1.07x 1.06x Q4 FY21 Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22 Orders Book:Bill (1)Long-term backlog is expected to ship beyond three months $68.0 $107.3 $110.5 $116.3 $135.2 $103.7 $140.1 $145.1 $178.4 $173.9 $171.7 $247.4 $255.6 $294.7 $309.1 Q4 FY21 Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22 Long Term Backlog Short Term Backlog (1)

© 2022 COLUMBUS McKINNON CORPORATION 14 Creating a scalable business model with stronger earnings power Outlook and Perspective (1) Revenue guidance provided May 25, 2022 Q1 FY2023 outlook • Expect Q1 FY23 net sales of approximately of $220 million to $230 million(1), a mid-single digit organic growth rate year-over-year • Assumes FX headwind year-over-year at current rates ($8 million to $9 million) and production schedule that accommodates ERP implementation in Europe (~$10 million) Driving growth initiatives; seeing strong demand across all markets • Record Q4 bookings of nearly $270 million • Q1 FY23 order rates QTD in line with record levels in Q4 Focused on operational improvements, cost management and execution • Addressing customer requirements and macro challenges while advancing long-term objectives • Taking further action to address inflation and market uncertainty

Q4 Fiscal Year 2022 Financial Results Conference Call May 25, 2022 David J. Wilson President and Chief Executive Officer Gregory P. Rustowicz Senior Vice President – Finance & Chief Financial Officer

Supplemental Information

© 2022 COLUMBUS McKINNON CORPORATION 17 Conference Call Playback Info Replay Number: 412-317-6671 passcode: 13728806 Telephone replay available through June 1, 2022 Webcast / PowerPoint / Replay available at investors.columbusmckinnon.com Transcript, when available, at investors.columbusmckinnon.com

Adjusted Gross Profit Reconciliation

($ in thousands)	Quarter					Fiscal Year	
	Q4 FY21	Q1 FY22	Q2 FY22	Q3 FY22	Q4 FY22	2021	2022
GAAP gross profit	$ 64,088	$ 74,063	$ 81,135	$ 75,057	$ 85,475	$ 220,225	$ 315,730
Add back (deduct):							
Acquisition inventory step-up expense	—	2,981	—	515	1,546	—	5,042
Product liability settlement	—	—	—	2,850	—	—	2,850
Acquisition amortization of backlog	—	—	—	450	1,650	—	2,100
Business realignment costs	264	—	914	692	—	830	1,606
Acquisition integration costs	—	521	—	—	—	—	521
Factory closures	—	—	—	—	—	2,671	—
Gain on sale of building	—	—	—	—	—	(2,189)	—
Non-GAAP adjusted gross profit	$ 64,352	$ 77,565	$ 82,049	$ 79,564	$ 88,671	$ 221,537	$ 327,849
Sales	186,235	213,464	223,635	216,088	253,368	649,642	906,555
Add back:							
Acquisition amortization of backlog	—	—	—	450	1,650	—	2,100
Non-GAAP sales	$ 186,235	$ 213,464	$ 223,635	$ 216,538	$ 255,018	$ 649,642	$ 908,655
Gross margin – GAAP	34.4%	34.7%	36.3%	34.7%	33.7%	33.9%	34.8%
Adjusted gross margin – Non-GAAP	34.6%	36.3%	36.7%	36.7%	34.8%	34.1%	36.1%

Adjusted gross profit is defined as gross profit as reported, adjusted for certain items. Adjusted gross profit is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted gross profit, is important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter's and current year's gross profit to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company's gross profit to that of other companies.

© 2022 COLUMBUS McKINNON CORPORATION

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Adjusted Income from Operations Reconciliation

($ in thousands)	Quarter					Fiscal Year	
	Q4 FY21	Q1 FY22	Q2 FY22	Q3 FY22	Q4 FY22	2021	2022
GAAP income from operations	$ 14,199	$ 10,746	$ 23,660	$ 15,316	$ 24,059	$ 42,255	$ 73,781
Add back (deduct):							
Acquisition deal and integration costs	3,951	9,242	632	370	229	3,951	10,473
Acquisition inventory step-up expense	—	2,981	—	515	1,546	—	5,042
Business realignment costs	412	623	1,200	964	1,115	1,470	3,902
Product liability settlement	—	—	—	2,850	—	—	2,850
Acquisition amortization of backlog	—	—	—	450	1,650	—	2,100
Factory closures	306	—	—	—	—	3,778	—
Insurance recovery legal costs	—	—	—	—	—	229	—
Gain on sale of building	—	—	—	—	—	(2,638)	—
Non-GAAP adjusted income from operations	$ 18,868	$ 23,592	$ 25,492	$ 20,465	$ 28,599	$ 49,045	$ 98,148
Sales	186,235	213,464	223,635	216,088	253,368	649,642	906,555
Add back:							
Acquisition amortization of backlog	—	—	—	450	1,650	—	2,100
Non-GAAP sales	$ 186,235	$ 213,464	$ 223,635	$ 216,538	$ 255,018	$ 649,642	$ 908,655
Operating margin – GAAP	7.6%	5.0%	10.6%	7.1%	9.5%	6.5%	8.1%
Adjusted operating margin – Non-GAAP	10.1%	11.1%	11.4%	9.5%	11.2%	7.5%	10.8%

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter's and current year's income from operations to the historical periods' income from operations, as well as facilitates a more meaningful comparison of the Company's income from operations to that of other companies.

© 2022 COLUMBUS McKINNON CORPORATION

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Adjusted Net Income Reconciliation

($ in thousands, except per share data)	Quarter				
	Q4 FY21	Q1 FY22	Q2 FY22	Q3 FY22	Q4 FY22
GAAP net income (loss)	$ 9,585	$ (7,263)	$ 15,203	$ 9,894	$ 11,826
Add back (deduct):					
Amortization of intangibles	3,174	6,109	6,285	6,254	6,635
Cost of debt refinancing	—	14,803	—	—	—
Acquisition deal and integration costs	3,951	9,242	632	370	229
Acquisition inventory step-up expense	—	2,981	—	515	1,546
Business realignment costs	412	623	1,200	964	1,115
Product liability settlement	—	—	—	2,850	—
Acquisition amortization of backlog	—	—	—	450	1,650
Non-cash pension settlement expense	—	—	—	—	—
Factory closures	306	—	—	—	—
Insurance recovery legal costs	—	—	—	—	—
Gain on sale of building	—	—	—	—	—
Normalize tax rate to 22%[1]	(2,772)	(7,792)	(1,946)	(3,854)	(260)
Non-GAAP adjusted net income	$ 14,656	$ 18,703	$ 21,374	$ 17,443	$ 22,741
Average diluted shares outstanding	24,384	27,159	28,756	28,840	28,845
Diluted income (loss) per share – GAAP	$0.39	$(0.27)	$0.53	$0.34	$0.41
Diluted income per share – Non-GAAP	$0.60	$0.69	$0.74	$0.60	$0.79

[1] Applies normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as GAAP net income/(loss) and diluted EPS as reported, adjusted for certain items, including amortization of intangible assets, and also adjusted for a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter's and current year's net income/(loss) and diluted EPS to the historical periods' net income/(loss) and diluted EPS, as well as facilitates a more meaningful comparison of the Company's net income/(loss) and diluted EPS to that of other companies. The Company believes that representing adjusted EPS provides a better understanding of its earnings power inclusive of adjusting for the non-cash amortization of intangible assets, reflecting the Company's strategy to grow through acquisitions as well as organically.

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Adjusted Net Income Reconciliation

($ in thousands, except per share data)	Fiscal Year			
	FY 2019	FY 2020	FY 2021	FY 2022
GAAP net income	$ 42,577	$ 59,672	$ 9,106	$ 29,660
Add back (deduct):				
Amortization of intangibles	14,900	12,942	12,623	25,283
Cost of debt refinancing	—	—	—	14,803
Acquisition deal and integration costs	—	—	3,951	10,473
Acquisition inventory step-up expense	—	—	—	5,042
Business realignment costs	1,906	2,831	1,470	3,902
Product liability settlement	—	(382)	—	2,850
Acquisition amortization of backlog	—	—	—	2,100
Factory closures	1,473	4,709	3,778	—
Non-cash pension settlement expense	—	—	19,046	—
Insurance recovery legal costs	1,282	585	229	—
Gain on sale of building	—	—	(2,638)	—
Loss on sales of businesses	25,672	176	—	—
Normalize tax rate to 22%(1)	(11,268)	(4,080)	(9,708)	(13,852)
Non-GAAP adjusted net income	$ 76,542	$ 76,453	$ 37,857	$ 80,261
Average diluted shares outstanding	23,660	23,855	24,173	28,401
Diluted income per share – GAAP	$1.80	$2.50	$0.38	$1.04
Diluted income per share - Non-GAAP	$3.24	$3.20	$1.57	$2.83

(1)Applies normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items, including amortization of intangible assets, and also adjusted for a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter's and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company's net income and diluted EPS to that of other companies. The Company believes that representing adjusted EPS provides a better understanding of its earnings power inclusive of adjusting for the non-cash amortization of intangible assets, reflecting the Company's strategy to grow through acquisitions as well as organically.

CMCO

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Adjusted EBITDA Reconciliation

($ in thousands)	Quarter					Fiscal Year		
	Q4 FY21	Q1 FY22	Q2 FY22	Q3 FY22	Q4 FY22	2020	2021	2022
GAAP net income (loss)	$ 9,585	$ (7,263)	$ 15,203	$ 9,894	$ 11,826	$ 59,672	$ 9,106	$ 29,660
Add back (deduct):								
Income tax expense (benefit)	1,362	(2,517)	4,083	1,066	6,154	17,484	970	8,786
Interest and debt expense	2,889	5,812	4,587	4,375	5,352	14,234	12,081	20,126
Investment (income) loss	(264)	(433)	(115)	(76)	578	(891)	(1,693)	(46)
Foreign currency exchange (gain) loss	(142)	94	441	512	527	(1,514)	941	1,574
Other (income) expense, net	769	250	(539)	(455)	(378)	839	20,850	(1,122)
Depreciation and amortization expense	6,950	10,467	10,502	10,276	10,679	29,126	28,153	41,924
Cost of debt refinancing	—	14,803	—	—	—	—	—	14,803
Acquisition deal and integration costs	3,951	9,242	632	370	229	—	3,951	10,473
Acquisition inventory step-up expense	—	2,981	—	515	1,546	—	—	5,042
Product liability settlement	—	—	—	2,850	—	—	—	2,850
Business realignment costs	412	623	1,200	964	1,115	2,831	1,470	3,902
Acquisition amortization of backlog	—	—	—	450	1,650	—	—	2,100
Factory closures	306	—	—	—	—	4,709	3,778	—
Insurance recovery legal costs	—	—	—	—	—	585	229	—
Loss on sales of businesses	—	—	—	—	—	176	—	—
Insurance settlement	—	—	—	—	—	(382)	—	—
Gain on sale of building	—	—	—	—	—	—	(2,638)	—
Non-GAAP adjusted EBITDA	$ 25,818	$ 34,059	$ 35,994	$ 30,741	$ 39,278	$ 126,869	$ 77,198	$ 140,072
Sales	$ 186,235	$ 213,464	$ 223,635	$ 216,088	$ 253,368	$ 809,162	$ 649,642	$ 906,555
Add back:								
Acquisition amortization of backlog	—	—	—	450	1,650	—	—	2,100
Non-GAAP sales	$ 186,235	$ 213,464	$ 223,635	$ 216,538	$ 255,018	$ 809,162	$ 649,642	$ 908,655
Net income (loss) margin – GAAP	5.1%	(3.4)%	6.8%	4.6%	4.7%	7.4%	1.4%	3.3%
Adjusted EBITDA margin – Non-GAAP	13.9%	16.0%	16.1%	14.2%	15.4%	15.7%	11.9%	15.4%

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted EBITDA, is important for investors and other readers of the Company's financial statements.

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© 2022 COLUMBUS McKINNON CORPORATION 23 Return on Invested Capital (ROIC) Reconciliation ROIC is defined as adjusted income from operations, net of taxes at a 22% normalized rate, for the trailing four quarters divided by the average of debt plus equity less cash (average capital) for the trailing five quarters. ROIC is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as ROIC, is important for investors and other readers of the Company’s financial statements. ($ in thousands) Fiscal Year 2020 2021 2022 GAAP income from operations $ 89,824 $ 42,255 $ 73,781 Add back (deduct): Acquisition deal and integration costs — 3,951 10,473 Acquisition inventory step-up expense — — 5,042 Product liability settlement — — 2,850 Acquisition amortization of backlog — — 2,100 Factory closures 4,709 3,778 — Business realignment costs 2,831 1,470 3,902 Insurance recovery legal costs 585 229 — Loss on sales of businesses 176 — — Insurance settlement (382) — — Gain on sale of building — (2,638) — Non-GAAP adjusted income from operations $ 97,743 $ 49,045 $ 98,148 Non-GAAP adjusted income from operations, net of normalized tax rate of 22% $ 76,240 $ 38,255 $ 76,555 Trailing five quarter averages: Total debt 273,146 260,130 438,768 Total shareholders’ equity 459,044 487,523 701,640 Cash and cash equivalents 79,450 168,599 123,636 Net total capitalization $ 652,740 $ 579,054 $ 1,016,772 Return on invested capital (ROIC) – Non-GAAP 11.7% 6.6% 7.5%

© 2022 COLUMBUS McKINNON CORPORATION 24 Free Cash Flow & Free Cash Flow Conversion Reconciliation ($ in thousands) Fiscal Year FY 2019 FY 2020 FY 2021 FY 2022 Cash from operations $ 79,499 $ 106,795 $ 98,890 $ 48,881 Capital expenditures (12,288) (9,432) (12,300) (13,104) Free cash flow (FCF) $ 67,211 $ 97,363 $ 86,590 $ 35,777 Non-GAAP adjusted net income* 76,542 76,453 37,857 80,261 Free cash flow conversion 88% 127% 229% 45% Free cash flow is defined as cash from operations minus capital expenditures. Free cash flow conversion is defined as free cash flow divided by adjusted net income including amortization. Free cash flow and free cash flow conversion are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as free cash flow and free cash flow conversion, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year’s cash flow to the historical periods’ cash flow, as well as facilitates a more meaningful comparison of the Company’s cash flow to that of other companies. *See slide 22 for reconciliation of non-GAAP adjusted net income to GAAP net income.

© 2022 COLUMBUS McKINNON CORPORATION 25 U.S. Capacity Utilization Eurozone Capacity Utilization Industrial Capacity Utilization Source: The Federal Reserve Board Source: European Commission 60% 65% 70% 75% 80% Manufacturing Total 79.2% (Manufacturing) 79.0% (Total) April 2022(1) 65% 67% 69% 71% 73% 75% 77% 79% 81% 83% 85% 82.6% Q2 2022 (1) April 2022 numbers are preliminary

© 2022 COLUMBUS McKINNON CORPORATION 26 ISM Production Index Source: Institute for Supply Chain Management 25% 30% 35% 40% 45% 50% 55% 60% 65% 70% 55.4% April 2022

Q4 Fiscal Year 2022 Financial Results Conference Call May 25, 2022 David J. Wilson President and Chief Executive Officer Gregory P. Rustowicz Senior Vice President – Finance & Chief Financial Officer